UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-31127	38-0593940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,

including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02. Termination of a Material Definitive Agreement

On January 4, 2012, Spartan Stores, Inc. (the “Company”) terminated its existing interest rate swap transaction with Wachovia Bank, N.A. (“Wachovia”). As previously disclosed, under the terms of the swap the Company had agreed to pay Wachovia a fixed interest rate of 2.08%, and Wachovia has agreed to pay the Company a floating interest rate (determined with reference to the 1-month LIBOR) on a notional amount of $45 million for a period beginning on January 6, 2009 and expiring concurrently with the Company’s Loan and Security Agreement dated December 23, 2003, as amended, by and among the Company and certain subsidiaries as borrowers and the agent and lenders named therein (the “Loan and Security Agreement”).

The substantial economic effect of the swap was to convert the variable interest rate payable on $45 million of the Company’s debt under the Loan and Security Agreement to an effective fixed rate of 3.33%. Due to the current low interest rate environment, the Company terminated the swap to reduce costs.

In connection with the early termination of the swap transaction, the Company incurred a breakage fee of $0.8 million that will be recognized in the Company’s third quarter of fiscal 2012.

The descriptions of the swap transaction contained in this report does not purport to be complete and is qualified in its entirety by reference to the text of the swap transaction confirmation, a copy of which was filed as an exhibit to the Form 8-K filed by the Company on January 8, 2009.

Item 7.01. Regulation FD Disclosure

Press release announcing swap termination.

On January 9, 2012, the Company issued a press release announcing the termination of its interest rate swap transaction as disclosed in Item 1.02 above. The press release is attached to this report as Exhibit 99.1 and is incorporated here by reference.

The press release is furnished to and not “filed” with the Commission for the purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Executive management presentations.

As previously disclosed, members of the Company’s executive management team will make presentations regarding the company’s operating strategies and opportunities at the 14th Annual ICR XChange Conference on Wednesday, January 11, 2012 at 2:25 p.m. ET in Miami, Florida. The audio portion of this group presentation will be webcast live, and a replay and the accompanying slide presentation will be available until Wednesday, January 25, 2012 in the “For Investors” section of the Company’s website, www.spartanstores.com.

The presentation materials on the Company’s website shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

This report will not be deemed an admission as to the materiality of any information reported under Item 7.01 that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

99.1	Press Release dated January 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 9, 2012	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated January 9, 2012.